                       SUPER VISION INTERNATIONAL, INC.
                             8210 PRESIDENTS DRIVE
                            ORLANDO, FLORIDA 32809

                                PROXY STATEMENT

                        RELATING TO THE ANNUAL MEETING
                    OF STOCKHOLDERS TO BE HELD MAY 14, 2002

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

[_]  Preliminary Proxy Statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       SUPER VISION INTERNATIONAL, INC.
               (Name of Registrant as Specified in Its Charter)
     ---------------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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

SUPER VISION INTERNATIONAL, INC.
8210 Presidents Drive
Orlando, Florida  32809




April 8, 2002



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Super Vision International, Inc. The Annual Meeting will be held at the principal executive offices of Super Vision International, Inc. at 8210 Presidents Drive, Orlando, Florida 32809, on Tuesday, the 14th day of May, 2002, at 10:00 a.m. Eastern Time, and thereafter as it may from time to time be adjourned.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Your vote is important. Whether or not you attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you may do so.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

     We look forward to seeing you at the Annual Meeting.

                                    Sincerely,



                                    Brett Kingstone,
                                    Chairman of the Board
                                    President and
                                    Chief Executive Officer

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
Information About The Annual Meeting and Voting...................................   4
 Why Did You Send Me this Proxy Statement?........................................   4
 How Many Votes Do I Have?........................................................   4
 How Do I Vote by Proxy?..........................................................   4
 May I Revoke My Proxy?...........................................................   4
 How Do I Vote in Person?.........................................................   5
 What Vote Is Required to Approve The Proposal?...................................   5
 Is Voting Confidential?..........................................................   5
 What Are the Costs of Soliciting the Proxies?....................................   5
Information About Super Vision International, Inc. Common Stock Ownership.........   5
 How Much Stock is Owned By Directors, Executive Officers and At Least 5%
 Stockholders?....................................................................   5
Information About Directors and Executive Officers................................   7
 The Board of Directors...........................................................   7
 The Committees of the Board......................................................   7
 How Do We Compensate Our Directors...............................................   8
 The Executive Officers...........................................................   8
 Did Directors, Executive Officers and Greater-Than-10% Stockholders Comply
 with Section 16(a) Beneficial Ownership Reporting in 2001?.......................   8
 How Do We Compensate Our Executive Officers......................................   9
Summary Compensation Table........................................................   9
Aggregate Option Exercises During Fiscal Year 2001 and Year-End Option Values.....  10
1994 Stock Option Plan............................................................  10
Arrangements with Officers and Directors..........................................  11
 PROPOSAL 1:  ELECT SIX DIRECTORS.................................................  12
Independent Public Accountants....................................................  14
Audit Committee Report............................................................  15
Other Matters.....................................................................  15
Information About Stockholder Proposals...........................................  15
PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS.....................................  17

                            PROXY STATEMENT FOR THE
                        SUPER VISION INTERNATIONAL, INC.
                      2002 ANNUAL MEETING OF STOCKHOLDERS


                Information About The Annual Meeting and Voting

Why Did You Send Me this Proxy Statement?

     The Board of Directors of Super Vision International, Inc. sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the 2002 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 8, 2002 to all stockholders entitled to vote. Stockholders who owned Super Vision common stock at the close of business on March 15, 2002 are entitled to vote. Effective March 15, 2002, there were 2,083,110 shares of Super Vision Class A common stock and 483,264 shares of Super Vision Class B common stock outstanding. Common stock (including both Class A and Class B) is our only class of voting stock.
In this Proxy Statement, unless the context otherwise requires, "Super Vision," "we," "our," "us," the "company" and similar expressions refer to Super Vision International, Inc., a Delaware corporation.

     We are also sending along with this Proxy Statement, the Company's Annual Report on Form 10-KSB which includes our Financial Statements. The Annual Report is not to be regarded as proxy solicitation material.

How Many Votes Do I Have?

     Each share of Class A common stock that you own entitles you to one vote for each matter to be acted upon at the Annual Meeting. Each share of Class B common stock that you own entitles you to five votes for each matter to be acted upon at the Annual Meeting. The proxy card enclosed herewith indicates the number of Super Vision shares of each class of common stock that you own.

How Do I Vote by Proxy?

     Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors, as follows:

     .         "FOR" the election of all six nominees for director.

     If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Revoke My Proxy?

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

     .         You may send in another proxy with a later date;

     . You may notify Super Vision's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

     .         You may vote in person at the Annual Meeting.

How Do I Vote in Person?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 15, 2002, the record date for voting.

What Vote Is Required to Approve The Proposal?

Proposal 1: Elect Six Directors    The six nominees for director who receive the
                                   most votes (a "plurality" as required by Delaware law) will be elected. So, if you do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. A "broker non-vote" (i.e., when a broker does not have authority to vote on a specific issue) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

Quorum; The Effect of              A majority of the outstanding shares of
Broker Non-Votes and Abstentions   Class A and Class B common stock represented
                                   in person or by proxy will constitute a
                                   quorum. Your broker is not entitled to vote on a proposal unless it receives instructions from you. Even if your broker does not vote your shares on a proposal, such broker non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Similarly, abstentions are also counted for determining if a quorum is present.

Is Voting Confidential?

     As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by Super Vision. That information is available for examination only by the inspectors of election who are employees appointed to tabulate the votes. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

What Are the Costs of Soliciting the Proxies?

     Super Vision pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by Super Vision officers and employees without additional compensation. Super Vision pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

   Information About Super Vision International, Inc. Common Stock Ownership

How Much Stock is Owned By Directors, Executive Officers and At Least 5% Stockholders?

     The following table shows, as of March 15, 2002, (a) all persons we know to be "beneficial owners" of more than five percent of the outstanding common stock of Super Vision, and (b) the common stock owned beneficially by Super Vision directors and named executive officers and all executive officers and directors as a group. Each person has sole voting and sole investment power with respect to the shares shown, except as noted.

                                                          Shares Beneficially Owned (2)
                                              ----------------------------------------------------
Beneficial Owners (1)                               Number        Percent Ownership       Total
                                              -----------------  -------------------
                                               Class A  Class B   Class A   Class B   Voting Power
                                              --------  -------  ---------  --------  ------------
Brett M. Kingstone(3)                          351,387  483,264     14.45%      100%         57.08%
Kingstone Family Ltd Partnership II (4)        291,387  483,264     12.28%      100%         56.54%
Edgar Protiva(5)                                14,498     *          *           *            *
Brian McCann(6)                                 12,000     *          *           *            *
Larry Calise  (7)                               11,000     *          *           *            *
Anthony Castor III(6)                           11,000     *          *           *            *
Fritz Zeck(6)                                    8,000     *          *           *            *
Robert Wexler (6)                                5,000     *          *           *            *
Hayward Industries, Inc.(8)                    399,168     *        17.88%        *           8.59%
Cooper Lighting, Inc. (9)                      250,369     *        12.02%        *           5.56%
All executive officers and directors as a
group (10)                                     412,885  483,264     16.57%      100%         57.64%

* Represents a percentage of beneficial ownership that is less than 1%.

(1) Unless otherwise stated, the address for all persons listed above is Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809.
(2) "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, you "beneficially" own Super Vision common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote the stock, or to sell it, or if you have the right to acquire it within 60 days. The percent of shares beneficially owned as of March 15, 2002 was calculated based upon 2,566,374 outstanding shares, consisting of 2,083,110 shares of Class A and 483,264 shares of Class B common stock outstanding.
(3) This amount includes the following shares owned by the Kingstone Family Limited Partnership II (KFLPII), of which Mr. Kingstone controls and is the general partner: (i) 483,264 shares of Class B common stock; (ii) 289,187 shares of Class A common stock that may be acquired upon the exercise of warrants that were exercisable as of (or will become exercisable within 60 days after) March 15, 2002; and (iii) 2,200 shares Class A Common stock.
     In addition, this amount includes 60,000 shares of Class A common stock which may be acquired upon the exercise of options granted pursuant to the Company's stock option plan.
(4) Kingstone Family Limited Partnership II (KFLPII) was formed in 1998 by Mr. Kingstone, and he is the general partner. KFLPII has granted Hayward Industries, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be acquired upon exercise of the KFLPII warrants to purchase 289,187 shares of Class A common stock. These warrants granted to Hayward will vest only if the KFLPII fully or partially exercises the option to purchase 289,187 shares of Class A common stock. Similarly, KFLPII has granted Cooper Lighting, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be exercised upon exercise of the KFLPII warrants to purchase 289,187 shares of Class A common stock. These warrants granted to Cooper will vest only if the KFLPII fully or partially exercises the option to purchase the 289,187 shares of Class A common stock.
(5) This amount includes 1,498 shares of Class A common stock. The balance of 13,000 shares of Class A common stock may be acquired upon the exercise of options granted for serving as a director of the Company that were exercisable as of March 15, 2002, or that will become exercisable within 60 days after March 15, 2002.
(6) All of these shares consist of Class A common stock, and all may be acquired upon the exercise of options granted for serving as a director of the Company that were exercisable as of March 15, 2002, or that will become exercisable within 60 days after March 15, 2002.
(7) All of these shares consist of Class A common stock, and all may be acquired upon the exercise of options granted for serving as an executive officer of the Company that were exercisable as of March 15, 2002, or that will become exercisable within 60 days after March 15, 2002.

(8) The address of Hayward Industries, Inc. is 900 Fairmont Avenue, Elizabeth, New Jersey 07207. This amount represents shares of Class A common stock, and also includes 149,688 warrants to purchase Class A common stock that were exercisable as of March 15, 2002, or that will become exercisable within 60 days after March 15, 2002. However, this amount does not include up to 28,918 shares that maybe acquired upon exercise of the options owned by Hayward Industries described in footnote (4) above.
(9) The address of Cooper Industries, Inc. is 1121 Highway 74 South, Peachtree City, Georgia 30269. This amount represents shares of Class A common stock, but does not include 28,918 shares that may be acquired upon exercise of the options owned by Cooper Lighting Inc., in footnote (4) above.
(10) This amount includes shares that may be acquired upon exercise of options and warrants held by directors and executive officers of Super Vision that were exercisable as of March 15, 2002, or that will become exercisable within 60 days after March 15, 2002. This amount does not include an aggregate of 29,000 shares that may be acquired upon exercise of options held by executive officers of Super Vision which are not exercisable during the next 60 days.

               Information About Directors and Executive Officers

The Board of Directors

     The Board of Directors oversees the business and affairs of Super Vision and monitors the performance of management. In accordance with corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman of the Board, other key executives and our principal external advisors (legal counsel, outside auditors and other consultants), by reading reports and other materials that we send to them and by participating in Board and committee meetings.

     The Board met two times during fiscal year 2001 and acted by unanimous written consent five times. Attendance at the Board and committee meetings was at least 75% for each director.

The Committees of the Board

     The Board had three permanent committees in fiscal year 2001: the Audit Committee, the Compensation Committee and the Stock Option Committee. There is not a permanent nominating committee.

The Audit Committee           The Audit Committee reviews and approves the audit
                              reports rendered by the Company's independent auditors and reviews the effectiveness of Super
                              Vision's internal accounting methods and procedures. The Audit Committee reports to the Board of Directors about such matters and recommends the selection of independent auditors.
                              For fiscal year 2001, Messrs. Edgar Protiva and
                              Anthony Castor served as members of the Audit
                              Committee. The Audit Committee met four times during fiscal year 2001. All of the members of the Audit Committee are "independent" (as defined by
                              Rule 4200 (a)(15) of the National Association of
                              Securities Dealers' listing standards. The Board of Directors has adopted a written charter for the audit committee.

The Compensation Committee    The Compensation Committee reviews and recommends
                              compensation plans for the top 5 highest paid employees. The Compensation Committee reports to the Board of Directors about such matters and recommends the incentive plans for these employees. For fiscal year 2001, Messrs. Anthony
                              Castor, Brian McCann and Fritz Zeck served as members of the Compensation Committee. The
                              Compensation Committee met one time during fiscal year 2001, and held several informal discussions among members of the committee.

The Stock Option Committee    The Stock Option Committee administers Super
                              Vision's 1994 Stock

                              Option Plan. For fiscal year 2001, Messrs. Edgar Protiva, Eric Protiva and Brian McCann served as members of the Stock Option Committee. The Stock Option Committee met one time and took action by written consent nine times during fiscal year 2001.

How Do We Compensate Our Directors?

Meeting Fees                  We compensate directors who are not employees of
and Expenses                  Super Vision with an annual fee of $1,000 and an
                              annual grant of 1,000 stock options for serving on our Board of Directors. For each Board or Committee meeting attended in person, directors receive $500. For meetings attended via telephone, directors receive $250. We reimburse all directors for travel and other related expenses incurred in attending stockholder, Board and committee meetings. We do not compensate our employees for service as a director. We do, however, reimburse them for travel and other related expenses.

Stock Awards                  During fiscal year 2001, pursuant to the 1994
                              Stock Option Plan, we granted options to purchase
                              1,000 shares of Class A common stock to Messrs.
                              Eric Protiva, Edgar Protiva, Brian McCann, Anthony
                              Castor, and Fritz Zeck, all directors of Super
                              Vision at the time the options were granted. The options were granted on May 4, 2001 at an exercise price of $7.50 and vested on November 4, 2001.
                              With the appointment of Robert Wexler to the Board, he was granted 5,000 options effective
                              September 26, 2001 at an exercise price of $6.00 that vest on March 26, 2002.

The Executive Officers

     Except for Mr. Larry Calise, whose biography is provided below, the biographies of Super Vision's directors, are included under "Proposal 1: Elect Six Directors," below at pages 12 through 14.

Larry Calise                  Mr. Calise was hired in February 2000 as the
Chief Financial Officer       Company's Chief Financial Officer.  Prior to this
Age 43                        he served as Vice President of Finance for nStor
                              Corporation, a manufacturer of information storage and Raid solutions. From 1986 through 1996, he held positions of Controller, VP and Corporate
                              Controller, and VP Finance and Administration for
                              Philip Crosby Associates, which was later acquired by Alexander Proudfoot PLC, a multinational management consulting firm specializing in productivity and quality management. From 1982 to 1986, Mr. Calise was an Audit Supervisor for the
                              CPA firm PricewaterhouseCoopers LLP.

Did Directors, Executive Officers and Greater-Than-10% Stockholders Comply with
Section 16(a) Beneficial Ownership Reporting in 2001?

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater-than-10% stockholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Super Vision common stock and to provide Super Vision with copies of the reports. Based solely on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with the filing requirements for fiscal year 2001.

How Do We Compensate Our Executive Officers?

     The tables below show salaries and bonuses paid during the last three years, options granted in fiscal year 2001 and aggregate options exercised in fiscal year 2001 for our Chief Executive Officer and our Chief Financial Officer. Super Vision does not have any other executive officers or other employees serving at the end of fiscal 2001 whose total annual salary and bonus exceeded $100,000.


                           Summary Compensation Table

                               Annual compensation
                            ---------------------------
                                                            All other
                                   ---------- ---------  ---------------
                             Year   Salary     Bonus     Compensation(1)
                            ------ ---------- ---------  ---------------
Brett M. Kingstone(2)        2001   $135,462   $12,368       $15,122
                             2000   $131,192   $ 8,010       $16,176
                             1999   $127,154   $   258       $15,822
Larry Calise(3)              2001   $109,692   $    50       $   423
                             2000   $ 86,346   $   502            --

----------
(1) Includes a monthly allowance of $1,000 for automobile and other related expenses as well as the vested portion of Super Vision's 401(k) plan employer match.
(2) Mr. Kingstone is the President and Chief Executive Officer of Super Vision International, Inc., and the Chairman of its Board of Directors.
(3)  Mr. Calise is the Chief Financial Officer of Super Vision International,
     Inc.


Employment Agreements
---------------------

     In January 1994, the Company entered into a three-year employment agreement with Brett Kingstone, Chairman of the Board, Chief Executive Officer and President of the Company. The agreement with Mr. Kingstone is renewable automatically for successive one year terms and provides for a base annual salary (subject to annual increases and bonuses at the discretion of the Board of Directors) and a monthly automobile allowance of $1,000.

     In the event of termination of Mr. Kingstone's agreement by the Company other than for cause, the Company has agreed to pay him severance in an amount equal to the annual base salary in effect for the balance of the term of the agreement plus six months. The agreement contains confidentiality and non-competition provisions.

     The Company has no other employment agreements with its employees, although all employees sign confidentiality and non-competition agreements.

We have entered into indemnification agreements with certain of our directors and executive officers which provide that we will indemnify our directors and executive officers against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of our company.

     Aggregate Option Exercises During Fiscal Year 2001 and Year-End Option
Values

     None of the options held by the executive officers listed in the "Summary Compensation Table" above were exercised in fiscal year 2001. The following table shows information about the value of unexercised stock options at December 31, 2001 for the executive officers listed below.

                             Number of Securities Under- Value of Unexercised In-
                              lying Unexercised Options    the-Money Options at
                                at December 31, 2001        December 31, 2001(1)
                             --------------------------  --------------------------
                             Exercisable  Unexercisable  Exercisable  Unexercisable
                             -----------  -------------  -----------  -------------
     Brett M. Kingstone....     64,000            --         --                 --
     Larry Calise..........     11,000        29,000         --                 --

----------
(1) The dollar values of any In-the-Money Options would be calculated by determining the difference between $5.64 per share, the closing bid price of common stock on December 31, 2001, and the exercise price of the stock options. "In-the-Money" stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date. Neither Mr. Kingstone nor Mr. Calise currently have any In-the-Money options.


                             1994 Stock Option Plan

     Super Vision's employees, officers, directors and consultants or advisers are eligible to receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options under our 1994 stock option plan (the "Plan"). The Plan, which expires in January 2004, is administered by the Stock Option Committee of the Board of Directors. There are 450,000 shares of our Class A common stock reserved for issuance under the Plan. The purposes of the Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the future growth and success of Super Vision and to provide additional incentive by permitting such individuals to participate in the ownership of Super Vision. The criteria utilized by the Committee in granting options pursuant to the Plan are consistent with these purposes.

     Options granted under the Plan may be either incentive options or non-qualified options. Incentive options granted under the Plan are exercisable for a period of up to 10 years from the date of grant. No options may be granted under the plan after January 2004. Options may be granted only to such employees, officers, directors, consultants and advisors as the committee shall select from time to time in its sole discretion, but only employees of Super Vision shall be eligible to receive incentive options.

     An optionee may be granted more than one option under the Plan. The Committee will, in its discretion, determine (subject to the terms of the Plan) who will be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of Super Vision and such other factors deemed relevant in accomplishing the purpose of the Plan.

     The Plan may be amended or terminated by the Board of Directors at any time. Any amendment which would increase the aggregate number of shares of Class A common stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the stockholders of Super Vision. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

                    Arrangements with Officers and Directors

     On September 27, 1996, Super Vision entered into a lease agreement with Max King Realty, an entity controlled by Mr. Kingstone, our President, Chief Executive Officer and Chairman of the Board, for approximately 70,000 square
feet of warehouse and office space.   We began occupying this facility in August
1997. The lease term expires in June 2012. Rental payments for the year ended December 31, 2001 amounted to approximately $598,481. The lease agreement was approved by all of the disinterested directors of Super Vision, with Mr. Kingstone abstaining from the vote. At the time we entered in the lease agreement, based on then current economic conditions, the real estate market, and our prospects, we believed that the transaction was on terms, when taken as a whole, no less favorable to Super Vision than could generally be obtained from unaffiliated third parties.

     On September 25, 1996, the Company entered into a Stock Purchase Agreement and a Distributorship Agreement with Hayward Industries, Inc ("Hayward"). Under the terms of the Distributorship Agreement as amended on January 10, 2000, Hayward acts as the exclusive, worldwide distributor for Super Vision in the pool, spa and hot tub market. Under the terms of the Stock Purchase Agreement, Hayward purchased 249,480 shares of Super Vision's Class A common stock from Super Vision, at a price of $8.02 per share. In addition, Super Vision granted warrants for the purchase of up to 249,480 additional shares, at an exercise price of $8.02 per share. Vesting of the warrants is tied to achievement of minimum purchase commitments contained in the Distributorship Agreement. The warrants have a 10-year life and expire September 25, 2006. As of December 31, 2000, total vested warrants related to Hayward's achievement of minimum purchase commitments were 199,584.

     On August 15, 2001, the Company reached an agreement with Hayward terminating Hayward's exclusive distribution rights as of September 30, 2001. The agreement with Hayward allowed the Company to commence direct selling of its fiber optic lighting products in the swimming pool and spa market worldwide, except in the United States and Canada, as of August 15, 2001, and within the United States and Canada as of October 1, 2001. The Company has agreed to pay Hayward royalties on gross sales of fiber optic pool lighting products sold in the U.S. and Canada over a term of five years at the rate of 5% of gross sales in the first year, 3% in the second and third years and 2% in the fourth and fifth years with a $100,000 minimum payment due during each of the Company's fiscal years ending December 31, 2002 and 2003. Pursuant to the agreement, Hayward also agreed to return certain fiber optic lighting products previously sold by the Company to Hayward and to return vested warrants covering 49,896 shares of the Company's Class A common stock previously issued to Hayward all in exchange for $300,000 paid in December 2001. The settlement payment of $300,000 was allocated to the returned inventory at its fair market value of approximately $155,000, to the returned vested warrants at their fair market value on August 15, 2001, the measurement date, of approximately $43,000 and the balance of settlement payment of approximately $102,000 was recorded as one-time charge to operations in December 2001. The inventory repurchased from Hayward represents the Company's manufactured fiber optic lighting products, which had been directly purchased by Hayward from the Company on or after January 1, 2000 through September 30, 2001. The shares underlying Hayward's remaining warrants and other shares of the Company stock owned by Hayward are subject to certain registration rights. The termination of Hayward's exclusive distribution rights also released Hayward from any annual minimum inventory purchase commitments for 2001 and beyond.

     As of December 31, 2001, total vested warrants in relation to Hayward's achievement of annual minimum purchase commitments under the original Distributorship Agreement was 149,688.

     Hayward Industries, Inc., also has the right to designate one director to Super Vision's Board of Directors, and in September 2001, Hayward Industries, Inc., appointed Robert Wexler to the Board of Directors of Super Vision. For more information about Mr. Wexler, see "Proposal 1: Elect Six Directors", below at pages 12 to 13.

     On November 23, 1998, we entered into a Stock Purchase Agreement with Cooper Lighting, Inc., a subsidiary of Cooper Industries, Inc. (a New York Stock Exchange company trading under the symbol "CBE") pursuant to which we sold Cooper 250,369 shares of our Class A common stock for a purchase price of $2,000,000. In addition, we entered into a distributorship agreement with two of Cooper's subsidiaries pursuant to which they were granted certain exclusive distribution rights in the United States and Canada to market and sell our fiber optic lighting products in certain markets including the architectural market. Cooper was also granted a ten-year warrant to purchase an additional 250,369 shares of our Class A Common Stock at $8.02 per share. Vesting of this warrant was tied to Cooper's achievement of certain annual minimum purchase commitments. Cooper did not meet its minimum purchase commitments. The Kingstone Family Limited Partnership II, which is controlled by Brett Kingstone, our president, chairman of the board and chief executive officer, also granted Cooper an option to purchase up to 28,918 shares our Class A common stock that may be acquired upon exercise of warrants to purchase 289,187 shares of Class A common stock held by the partnership. These warrants will vest only if the partnership fully or partially exercises its warrant to purchase 289,187 shares of our Class A common stock. The warrants to purchase up to 28,918 shares have an exercise price equal to the "market value" of the underlying shares at the time of exercise.

     Effective July 10, 2000, Cooper notified the Company that Cooper did not meet its minimum purchase commitment for the year ended December 31, 1999 and would not meet its purchase commitment for the year ending December 31, 2000, and further advised the Company that Cooper will not make up the deficiencies pursuant to its option in the Distributorship Agreement to maintain its exclusive sales rights in the Territory's Exclusive Market for the Company's products. Upon this notification, the Company exercised its option to not excuse the deficiency and terminate Cooper's exclusive rights to distribute, to market and to sell the Company's products within the Territory's Exclusive Market. Effective midnight on October 31, 2000, Cooper's exclusive rights for sale of the Company's products in the Territory's Exclusive Market terminated. Cooper's ten year warrant to purchase an additional 250,369 shares of Class A common stock of Super Vision at $8.02 per share based on achievement of minimum purchase commitments was also terminated midnight October 31, 2000. Cooper Lighting, Inc., also has the right to designate one director to Super Vision's Board of Directors, and in January 1999, Cooper Lighting, Inc., appointed Fritz Zeck to the Board of Directors of Super Vision. For more information about Mr. Zeck, see "Proposal 1: Elect Six Directors", below at pages 12 to 13.

Proposal 1:  Elect Six Directors

     The Board has nominated six directors for election at the Annual Meeting to serve until the 2003 Annual Meeting of Stockholders, or until their successors are elected and qualified. All nominees are currently directors of Super Vision.

     If any of the nominees should become unavailable, your shares will be voted for a Board-approved substitute, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

                                    Nominees

Brett M. Kingstone                       Mr. Kingstone is our founder. He has
Chief Executive Officer, President and   been employed by us in a senior
Chairman of Board of Directors           executive capacity and has been
Age 42                                   chairman of the company's board of
                                         directors since our formation in1991.
                                         Since July 1999,Mr. Kingstone has been
                                         our Chairman of the Board, Chief
                                         Executive Officer and President. From
                                         November 1997 to July 1999, Mr.
                                         Kingstone served as our Chairman and
                                         Chief Executive Officer. From our
                                         inception to November 1997 he was
                                         Chairman, Chief Executive Officer and
                                         President. Since 1994 Mr. Kingstone has
                                         been the owner of Max King Realty Inc.,
                                         a commercial real estate company. From
                                         October 1985 until January 1991, Mr.
                                         Kingstone served as an independent
                                         consultant in the area of fiber optic
                                         technology. Prior to that, from
                                         December 1988 until October 1989, he
                                         served as President of Fibermedia
                                         Corporation in Boulder, Colorado. From
                                         January 1984 to August 1985, he was a
                                         partner in Kingstone Prato, Inc., a
                                         venture capital partnership in Boulder,
                                         Colorado. From August 1981 through
                                         December 1983, he served as Vice
                                         President of Sales of Gekee Fiber
                                         Optics, Inc. in Palo Alto,

                                         California. Mr. Kingstone is a graduate
                                         of Stanford University and the author
                                         of two books - The Student
                                         Entrepreneur's Guide (McGraw-Hill) and
                                         The Dynamos (John Wiley & Sons;
                                         Koksaido Press).

Edgar Protiva                            Mr. Protiva became a director of
Director                                 Super Vision in March 1994. From 1980
Age 60                                   to present, Mr. Protiva has been
                                         engaged in merchant banking with K.C.L.
                                         Associates.

Brian McCann                             Mr. McCann became a director of Super
Director                                 Vision in October 1995. Currently, Mr.
Age 36                                   McCann is serving as Chief Marketing
                                         and Strategy Officer of ADVA Optical
                                         Networking, Inc., a manufacturer of
                                         optical networking systems used for
                                         high-speed telecommunication and
                                         enterprise networks. Previously, Mr.
                                         McCann held the positions of Chief
                                         Sales and Marketing Officer and
                                         founding President from 1998. ADVA
                                         Optical Networking, Inc., is the U.S.
                                         subsidiary of ADVA AG. From 1996 to
                                         1998, Mr. McCann was the Vice President
                                         of North American Business Development
                                         for ADVA AG of Munich, Germany.


Anthony T. Castor III                    Mr. Castor became a director of Super
Director                                 Vision in September 1996. Currently,
Age 50                                   Mr. Castor is serving as President,
                                         Chief Executive Officer and a Director
                                         of the Morgan Group, Inc., a specialty
                                         transportation company. Previously, Mr.
                                         Castor served as Vice Chairman and a
                                         director of Lynch Corporation, a
                                         producer of adhesive and coating
                                         systems as well as capital equipment
                                         for the electronic display and consumer
                                         tableware industries. He also served as
                                         President and Chief Executive Officer
                                         of Spinnaker Corporation, which is a
                                         subsidiary of Lynch Corporation. From
                                         January 1998 until January 2000, Mr.
                                         Castor was President and Chief
                                         Executive Officer of Precision
                                         Industrial Corporation, a worldwide
                                         supplier of capital equipment for
                                         processing sheet metal. From 1994 until
                                         December 1997, Mr. Castor was the
                                         President and Chief Executive Officer
                                         of Hayward Industries, Inc., a supplier
                                         of pumps, filters, heaters and other
                                         accessories for the pool and spa
                                         industries and industrial equipment.
                                         From 1987 to 1993, Mr. Castor was
                                         Corporate Vice President of Crompton &
                                         Knowles Corporation, a supplier of
                                         specialty chemicals and process
                                         equipment and President of its wholly-
                                         owned subsidiary, Ingredient Technology
                                         Corporation.


Fritz Zeck                               Mr. Zeck became a director of Super
Director                                 Vision in January 1999. Since 1994, Mr.
Age 61                                   Zeck has served as President of Cooper
                                         Lighting, Inc., a manufacturer of
                                         lighting products. From 1985 until
                                         1994, he served as Vice President of
                                         Sales for Cooper Lighting. Mr. Zeck
                                         joined Metalux in 1976 where he was
                                         Regional Sales Manager for the Central
                                         portion of the United States. He
                                         founded Lumark Lighting in 1978, which
                                         was a division of Metalux. Mr. Zeck
                                         serves as Cooper Lighting's designee to
                                         our Board of Directors.

Robert Wexler                            Mr. Wexler became a director of Super
Director                                 Vision in September 2001. From 1993 to
Age 41                                   present, Mr. Wexler has been a partner
                                         in the corporate department of the law
                                         firm of Krugman & Kailes

                                         LLP in Saddle Brook, New Jersey.
                                         Krugman and Kailes serves as the
                                         general counsel for Hayward Industries,
                                         Inc. Mr. Wexler serves as Hayward
                                         Industries' designee to our Board of
                                         Directors.


      -------------------------------------------------------------------
       The Board recommends that you vote "FOR" the election of all six nominees for director.
      -------------------------------------------------------------------



                         INDEPENDENT PUBLIC ACCOUNTANTS

     Changes in Accountants. On October 8, 2001, we engaged the accounting firm of Gallogly, Fernandez & Riley, LLP as our new independent public accountants and dismissed Ernst & Young LLP. The decision to change our accounting firm was approved by the audit committee of our Board of Directors and by our Board of Directors. During the two most recent fiscal years ended December 31, 2000 and 1999 and the subsequent interim reporting periods from the last audit date of December 31, 2000, through and including the termination date of October 8, 2001, there were no disagreements between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events. The report of Ernst & Young LLP on the financial statements of the company for the past two fiscal years ended December 31, 2000 and 1999, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     We have not consulted with Gallogly, Fernandez &, Riley, LLP during the last two fiscal years ended December 31, 2000 and 1999 or during the subsequent interim reporting periods from the last audit date of December 31, 2000, through and including the termination date of October 8, 2001, on either the application of accounting principles or type of opinion Gallogly, Fernandez & Riley, LLP might issue on our financial statements.

     We requested Ernst & Young LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the above statements made by us. A copy of this letter addressed to the Securities and Exchange Commission, dated October 10, 2001, is filed as Exhibit 16 to our Current Report on Form 8-K dated October 8, 2001.

     Audit Fees. Ernst & Young LLP billed the Company $55,800, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements and review of the tax returns for the year ended December 31, 2000, and review of the interim financial statements included in the Company's Forms 10-QSB filed for the 1st and 2nd quarters for fiscal year ended December 31, 2001. Gallogly, Fernandez & Riley LLP billed the Company $16,750, ($5,000 of which is a prepayment for services) in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statement for the fiscal year ended December 31, 2001 including reviewing the interim financial statements included in the Company's Form 10-QSB for the 3rd quarter of 2001. The engagement letter between the Company and Gallogly, Fernandez and Riley LLP indicates we will be billed a total of $53,900 for the review of the 3rd quarter 10-QSB, the 10-KSB for the year ended December 31, 2001, tax preparation and the audit of the Company's financial statements for the year ended December 31, 2001.

     Financial Information Systems Design and Implementation Fees. Gallogly, Fernandez & Riley LLP and Ernst and Young LLP provided no professional services to the Company relating to financial information systems design and implementation during the fiscal year ended December 31, 2001.

     All Other Fees. Ernst & Young LLP billed the Company $15,000, in the aggregate, for all other services rendered by them (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended December 31, 2001. This amount generally included fees for accounting consultations and in this case specifically related to the filing of the SB-2. Gallogly, Fernandez &

Riley LLP has not yet provided any other services (other than those covered above under "Audit Fees") during the fiscal year ended December 31, 2001. This amount generally included fees for accounting consultations.

     Representatives of Gallogly, Fernandez & Riley LLP will attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are expected to be available to respond to appropriate questions from the stockholders.


                             AUDIT COMMITTEE REPORT

     In connection with the preparation and filing of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001:

     . The Audit Committee reviewed and discussed the audited financial statements with management;

     . The Audit Committee discussed with the independent auditors the material required to be discussed by SAS 61; and

     . The Audit Committee reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

     . The audit committee reviewed the non-audit services that were provided by Ernst & Young LLP, including any services described under "Financial Information Systems Design and Implementation Fees," and "All Other Fees," above and considered whether the provision of such services was compatible with maintaining the principal accountants independence. Gallogly, Fernandez and Riley LLP has not provided any non-audit services as of December 31, 2001.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2001.

     Edgar Protiva
     Anthony T. Castor III


                                 Other Matters

     Management does not know of any matters to be presented for action at the meeting other than the election of directors, as further described in the Notice of Annual Meeting of Stockholders. However, if any other matters come before the Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion.


                    Information About Stockholder Proposals


     Any stockholder who desires to present a proposal qualified for inclusion in our proxy materials relating to our 2003 Annual Meeting must forward the proposal to the Secretary at the address set forth below in time to arrive at our offices no later than January 14, 2003. This deadline will change in accordance with the rules and regulations promulgated by the Securities and Exchange Commission if the date of the 2003 Annual Meeting is 30 calendar days earlier or later than May 14, 2003. The notice provided by the stockholders must contain:

     .    a complete and accurate description of the proposal;
     . a statement that the stockholder (or the stockholder's legal representative) intends to attend the meeting and present the proposal and that the stockholder intends to hold of record securities entitled to vote at the meeting through the meeting date;
     . the stockholder's name and address and the number of shares of our voting securities that the stockholder holds of record and beneficially as of the notice date; and
     . a complete and accurate description of any material interest of such stockholder in such proposal.

     All stockholder proposals are subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (regardless of whether included in the proxy materials), and applicable Delaware law.

     Under the proxy rules, in the event Super Vision receives notice of a stockholder proposal to take action at the next annual meeting that is not submitted for inclusion in the proxy materials, or is submitted for inclusion but is properly excluded from such proxy materials, the persons named in the form of proxy sent by Super Vision to its stockholders will have the discretion to vote on such proposal in accordance with their best judgment if notice of the proposal is not received at our offices by February 15, 2003.

       If you wish to submit a stockholder proposal for the 2003 Annual Meeting of Stockholders or if you would like a copy of our Bylaws (without charge), please write to the Corporate Secretary, Super Vision, 8210 Presidents Drive, Orlando, Florida 32809.

                                          By order of the Board of Directors,



                                          Brett M. Kingstone
                                          Chairman of the Board, President and
                                          Chief Executive Officer


April 8, 2002

                        SUPER VISION INTERNATIONAL, INC.
    Proxy for 2002 Annual Meeting of Stockholders to be held on May 14, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Super Vision International, Inc. hereby constitutes and appoints Brett M. Kingstone, as attorney and proxy, with the power to appoint a substitute, and hereby authorizes him to represent and vote, as designated below, all of the shares of common stock of Super Vision which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Super Vision to be held Tuesday, May 14, 2002, or at any and all adjournments or postponements thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 8, 2002.

Proposal 1:  To consider and act upon a proposal to elect Messrs. Brett M.
             Kingstone, Edgar Protiva, Brian McCann, Anthony Castor III, Fritz Zeck and Robert Wexler as directors each to hold office for one-year terms or until their successors are elected and qualified.

             [_] FOR ELECTION OF ALL NOMINEES (except as shown below)
             [_] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

             Instruction: To withhold authority to vote for any individual nominee, strike through the nominee's name below:

               Brett M. Kingstone   Edgar Protiva    Brian McCann
               Anthony Castor III   Fritz Zeck       Robert Wexler

Proposal 2:  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

             [_] AUTHORIZED TO VOTE           [_] ABSTAIN

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED AND THE PROXY HOLDERS WILL VOTE ON ANY MATTER UNDER PROPOSAL NO. 2 IN THEIR DISCRETION AND IN THEIR BEST JUDGMENT.

     Please mark, date and sign below exactly as your name appears on your stock certificate. When shares are held jointly, both should sign. When signing as corporate officer, partner, attorney, executor, administrator, trustee or guardian, please specify your full title as such.

Dated: __________________                      ____________________________
                                               Signature

Dated: __________________                      ____________________________
                                               Signature if held jointly